UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2008

WIFIMED HOLDINGS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 RiverEdge Parkway Suite GL 100A Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 770-919-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

        On February 20, 2008, WifiMed Holdings Company, Inc. (the "Company"), Cybermedx Medical Systems, Inc. ("CMS, Inc."), a newly-formed, wholly-owned subsidiary of the Company, Cybermedx Medical Systems, LLC ("CMS, LLC"), Ronald R. Barnett ("Barnett"), and Micro Technology Services, Inc. ("MITSI") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), whereby CMS, Inc. will acquire substantially all of the assets of CMS, LLC, and deliver the consideration for that purchase to CMS, LLC's unit holders, Barnett and MITSI upon approval of the Asset Purchase Agreement by the unit holders of CMS, LLC.  The closing of the asset purchase transaction is not anticipated to occur later than March 10, 2008. The Asset Purchase Agreement is included as Exhibit 2.1 to this Report on Form 8-K.  In addition, upon closing of the asset purchase, the Company, CMS, Inc. and Barnett intend to enter into an employment agreement whereby CMS, Inc. will employ Barnett as its president for a term of three years (the "Employment Agreement").  There is no assurance that the asset purchase transaction will be completed or that the employment of Barnett will occur.

Assets Acquired

        Pursuant to the terms of the Asset Purchase Agreement, our subsidiary, CMS, Inc., intends to acquire from CMS, LLC:

        (1) all intangible assets of CMS, LLC including: software; intellectual property and other proprietary rights in the software; trademarks; licenses to intellectual property of third parties; and goodwill; (2) all rights under the acquired customer contracts and channel partner contracts; (3) all competitive restriction rights; (4) all CMS, LLC accounts receivable; (5) all tangible personal property used in the operation of the business, including all furniture, machinery, office furnishings, equipment and equipment leasehold improvements; and (6) all authorizations and licenses necessary to operate the business.  In addition, CMS, Inc. expects to enter into the Employment Agreement in connection with this asset purchase transaction, of which there is no assurance such agreement or transaction will be completed.

Liabilities Assumed

        Pursuant to the terms of the Asset Purchase Agreement, our subsidiary, CMS, Inc., will assume only the following liabilities: executory contracts to deliver services and products to CMS, LLC's end-user customers and channel partners that are due to be performed after closing.  In addition, CMS, Inc. expects to assume liabilities for compensation of Barnett and certain business agents, described below, pursuant to the terms of the proposed Employment Agreement.

Consideration

        The consideration for the asset purchase transaction consists of: (1) one million shares of common stock of WiFiMed Holdings Company, Inc.; (2) up to one million additional shares of the Company's common stock if such common stock trades at a weighted average closing price (in the 30 business days prior to the 180th day after the closing of the transaction, weighted for volume) of less than one dollar; and (3) 100,000 shares of common stock of the Company, to be issued in equal parts to each of three individuals who acted as business agents of CMS, LLC in its efforts to sell its assets.  The consideration (other than the payments to the business agents) is to be paid directly to the two 50% unit holders of CMS, LLC: Ronald R. Barnett and Micro Technology Services, Inc.  The three business agents who represented CMS, LLC are Stanley Hassan, James H. Roache, and Daniel L. Thomas.  Mr. Thomas has recently been hired by the Company as its Acting CFO, effective for six months beginning April 1, 2008.  That recent appointment of Mr. Thomas was the subject of a filing by the Company pursuant to a Form 8-K filed on February 21, 2008.

        The consideration for Barnett's employment agreement, of which there is no assurance will be consumated, consists of salary, fixed bonuses, stock options, "earn out" cash bonuses of up to $1.35 million over three years, and common stock subject to partial or full forfeiture, depending upon the financial performance of CMS, Inc.  The Company anticipates that salary for under the Employment Agreement will be $120,000 for the first year and $140,000 for the second year, with salary for the third year dependent upon the financial performance of CMS, Inc.  Barnett would receive a "sign on" bonus of $32,000, payable in semi-monthly installments over the course of the first year of employment, as well as a first annual bonus of $48,000 and a second annual bonus of $56,000, with bonuses for the third year dependent on the performance of CMS, Inc., subject to a cap of 40% of Employee's salary at such time.  The Company anticipates that Barnett will be awarded a total of one million stock options of the Company consisting of: (i) 375,000 incentive stock options to be granted upon execution of the Employment Agreement, 125,000 of which shall vest on each of July 2009, 2010, and 2011, provided CMS, Inc. meets certain gross revenue targets; (ii) 250,000 non-qualified stock options, vesting upon the commencement of employment; and (iii) an addition 375,000 non-qualified stock options, 125,000 of which shall vest on each of the three anniversary dates of employment.  The Company further anticipates that Barnett will be awarded a total of 3.6 million shares upon commencement of employment, which shares shall be partially subject to forfeiture following each of the three years of employment, depending upon to extent to which CMS, Inc. has met certain financial and product development goals.  The same goals will be used to determine the "earn out" cash bonuses that Barnett may earn, up to a maximum of $1.35 million.

        Messrs. Hassan, Roache and Thomas acted as business agents for Mr. Barnett in connection with his prospective employment by CMS, Inc.  In addition to the 100,000 shares of common stock described above to be reissued in connection with the asset purchase transaction, the Company expects to pay each such agent 1/27th of the gross cash "earn out" bonuses earned by Mr. Barnett.  In addition, the Company expects to issue each agent an equal portion of 400,000 shares of common stock of the Company, which shares shall be partially subject to forfeiture following each of the three years of Barnett's employment, depending upon to extent to which CMS, Inc. has met certain financial and product development goals.

        The common stock to be issued in connection with the asset purchase will be restricted as to transferability.  The common stock to be issued in connection with the employment of Mr. Barnett and the consideration paid to his business agents will be restricted as to transferability and subject to forfeiture.

        Description of Cybermedx Medical Systems, LLC.

        Cybermedx Medical Systems, LLC, is a Texas limited liability company with offices in Dana Point, California.

        CMS, LLC provides patient data management, communication, and information systems for the hospital, home care, and alternate care industries. Collectively these technologies are the Cyber-Medical Exchange, or "C-ME," because they allow the devices and patients to be "seen" by the other stakeholders having responsibility for the patient's care or payment for that care.  C-ME is available for a host of different bedside devices (e.g., oxygen tanks, oxygen concentrators, CPAP and BIPAP devices).  A small wireless data transmitter attached to each patient device allows the transmission (through telephone lines) of the device's data to a data collection center, where the data is reformatted and transmitted to software applications for use by vendors who maintain the devices and the health care providers who care for the patients.  EncounterPRO® EHR (the flagship software product of the Company's subsidiary, EncounterPRO Healthcare Resources, Inc.) currently accepts and displays data collected and transmitted by C-ME technologies.

Item 3.02 - Unregistered Sales of Equity Securities

        As partial consideration under the Asset Purchase Agreement for the acquisition of the assets of Cybermedx Medical Systems, LLC, by our wholly subsidiary Cybermedx Medical Systems, Inc., for which there is no assurance such transaction will occur, the Company would be required to issue 1.1 million (and up to a total of 2.1 million) shares of our common stock to two 50% unit holders of CMS, LLC (with the exception of 100,000 shares in equal parts to each of three individuals who acted as business agents of CMS, LLC).  We anticipate that the prospective offer and sale of these securities would be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2), and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

Item 9.01 - Financial Statements and Exhibits

(a)    Financial Statements:

        No financial statements are required.

(d)    Exhibit:

2.1

Asset Purchase Agreement dated February 20, 2008, by and among WiFiMed Holdings Company, Inc.,  Cybermedx Medical Systems, Inc., Cybermedx Medical Systems, LLC, Ronald R. Barnett, and  Micro Technology Services, Inc. *

* The Company shall furnish a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 26, 2008

WiFiMed Holdings Company, Inc.

Registrant

By:	/s/ Gregory D. Vacca

President